PROSPECTUS DATED  AUGUST 22, 1997                   PRICING STATEMENT NO. 10 TO
PROSPECTUS SUPPLEMENT                      REGISTRATION STATEMENT NO. 333-34149
DATED SEPTEMBER 3, 1997                                       JANUARY 8th, 1999
                                                                 RULE 424(b)(3)

                      DONALDSON, LUFKIN & JENRETTE, INC.
                               MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.


Principal Amount:         $30,000,000                Optional Conversion:             N/A

Price To Public:          100%                       Notice Date:                     N/A
Underwriting Discount:      0.25%
Proceeds To Issuer:        99.75%                    Conversion Date:                 N/A

Settlement Date           January 13, 1999           Interest Rate:                   N/A
(Original Issue Date):

Specified Currency:       US Dollars                 Day Count:                       N/A

Authorized Denomination:  $1,000                     Interest Payment Dates:          N/A

Maturity Date:            January 15, 2001           First Payment:                   N/A

Interest Rate:            5.77%                      Optional Repayment Date:         Non-Call/Life
    First Coupon:
    Last Coupon:                                     Initial Redemption Date:         N/A

Day Count:                30/360                     Initial Redemption               N/A
                                                     Percentage:

Interest Payment Dates:   Semi-annually              Annual Redemption                N/A
                          January 15th, July 15th    Percentage Reduction:

Interest Determination    N/A                        Book Entry Note or               B/E
Date:                                                Certified Note:

First Payment:            July 15th, 1999            Total Amount or OID              N/A

                                                      CUSIP:                          25766CAS3


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION